EXHIBIT 10.11 - Agreement: PAN AM IFA / Flight Training Services
(REDACTED per Request for Confidential Treatment)

NOTE: CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT - SAID PORTIONS HAVE BEEN MARKED WITH [***] TO INDICATE REDACTED PORTIONS

Flight Training Services Agreement between
Pan Am International Flight Academy and Baltia Airlines
April 19, 2011

This Flight Training Services Agreement (this “Agreement”) is made as this 19th day of April, 2011 between PAN AM INTERNATIONAL FLIGHT ACADEMY, INC., with offices located at 5000 NW 36th Street, Miami, Florida (“PanAm”) and Baltia Airlines (“Customer”) with offices located at John F. Kennedy International Airport --Terminal 4, Room 262.089 Jamaica, NY 11430 hereinafter “Customer”.

WITNESSETH:

WHEREAS, Customer is a commercial air carrier and in connection there with desires to lease simulator(s) and instructor services for the Training of its flight crews; and

WHEREAS, PANAM operates FAA certified flight simulators in facilities and desires to lease simulator(s) and instructor services to Customer.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. TYPE OF SERVICES:

PANAM shall lease to Customer certain flight simulator(s) (the “Simulators”) and Baltia Airlines- approved instructor services for Customer’s use as such Simulators and instructor services are further described in Exhibit(s) hereto. Baltia Airlines, Inc agrees to purchase its Training requirements for such Simulators from PANAM subject to the terms and conditions in this Agreement.

2. TERM:

This Agreement shall become effective on 19th day of April, 2011 and shall continue in full force and effect until 19th day of April, 2012 and shall not be extended unless extended upon mutual written agreement of the parties.

3. SCHEDULING

3.1 Customer shall advise PANAM, in writing of is requested Training Services dates and time as far in advance as possible. Training Services will be honored on an “as available” basis. Upon receipt of Customer’s requested Training dates and times, PANAM shall either confirm availability of Training or propose alternative dates and/or times to Customer.

3.2 Once PANAM has confirmed the Training dates and times and Customer has accepted same in writing, such dates and times shall be reserv ed for Customer (“Reserved Training”) and Customer shall be obligated for such dates and times. All changes in Reserved Training must be requested in writing either by telefax or by mail. No changes will be considered confirmed unless so stated in writing by PANAM.

3.3 It is understood that the scheduling of simulator time and other Training services is subject to various factors, such as scheduled and unscheduled maintenance, FAA and/or other regulatory agency intervention, operational requirements of PANAM, and other such factors. It is understood that PANAM shall use reasonable efforts to provide Training services as originally scheduled, but that cancellations and/or postponements may occur. In that event, PANAM shall use reasonable efforts to re-schedule

Customer and PANAM shall not be in default of this agreement for failing to meet schedules for any of the above reasons.

4. CANCELLATION AND TERMINATION

4.1 Customer may cancel scheduled time up to 30 days prior to the scheduled date without penalty. A documented move as a result of cause outside of customers control within 30 days prior to scheduled date can be made without penalty. Any time cancelled 30 days or less prior to the Reserved Training date shall be deemed payable by PANAM.

5. PAYMENT, RATES AND TAXES

5.1 All payments for Training of personnel shall be in advance of the actual Training date.

5.2 Taxes: In addition to the charges specified in this Agreement, Customer will pay (or reimburse PANAM) for all taxes, however designated, (including any amounts legally levied instead of taxes) resulting from this Agreement, except personal property taxes and net income taxes for PANAM. If Customer claims exemption from any taxes resulting from this Agreement, Customer will provide PANAM with documentation required by the taxing authority to support and exemption.

5.3 The rate for each Simulator shall be as set forth in the Exhibits.

5.4 All invoices shall be sent to Customer at the following address:

BALTIA AIRLINES
c/o: Igor Dmitrowsky, President
Igor.Dmitrowsky@Baltia.com

718.244.8880 ofc

Room 262.089, Terminal 4
John F. Kennedy Int’l Airport
Jamaica, New York 11430

6. CUSTOMER SUPERVISION

It is the responsibility of Customer’s Supervisor/representative to complete and date the Simulator Log Sheet and leave it in the Simulator(s). In case of maintenance problems, it is the responsibility of Customer’s instructor to have the simulator technician sign the log sheet indicating “off- line” time and “on- line” time if such off-line time occurs during a period which Customer is scheduled to use the Simulator. In the event no log sheet has been filled out/ signed, the schedule time will be charged to Customer.

7. INDEMNITY AND INSURANCE

7.1 Customer hereby agrees to release PANAM, its officers, employees, instructors, and agents, from all claims by Customer and agrees to indemnify and hold harmless PANAM, its officers, employees, instructors, and agents, from and against all other claims, suits, judgments, damage, liabilities, and losses, including reasonable attorneys fees and court costs and expenses incidental thereto, of any nature whatsoever, arising out of injury to or death of persons or damage to or destruction of any property in connection with the furnishing of any services provided under this Agreement. The above notwithstanding, this indemnification provision shall not be construed as an indemnity by Customer for any claims arising out of the gross negligence or misconduct of PANAM.

7.2 Customer agrees to maintain in full force and affect the following insurance coverage in amounts satisfactory to PANAM (as hereinafter defined), with PANAM’s approval being expressly required:

  Commercial General Liability Insurance: Such insurance shall include personal injury and contractual liability.

  Comprehensive Airline Liability Insurance: Such insurance includes, but is not limited to, aircraft liability, passenger legal liability and premises liability. Liability minimum is two hundred and fifty million.

  The Comprehensive Airline Liability Insurance shall provide that:

    Underwriters acknowledge that the indemnification and hold harmless provisions of the
    Agreement are insured under Customer’s blanket contractual liability coverage.

    Said insurance is primary with respect to the matter within such coverage, irrespective of any insurance carried by PANAM.

    Provide that, as respects the interests of PANAM, this insurance shall not be invalidated by any breach of warranty by Customer.

    Provide a severability of interest/cross liability endorsement.

PANAM shall be named as an Additional Insured to the extent of the contractual liability assumed by Customer and as their respective interests may appear.

7.3 Each party shall maintain at their own expense worker’s compensation and employer’s liability insurance at levels of insurance not less than those required by applicable law covering their respective employees. PANAM insurance policy may be revised from time to time.

7.4 Limitation of Liability: PANAM will not be responsible for the competency of any of customer’s or employees who may receive Training, advice or assistance pursuant to this agreement, or for the operation, servicing, repair or maintenance of any aircraft by such customers or employees after completion of such Training, advice or assistance. PANAM does not guarantee that any person utilizing its services pursuant to this agreement will achieve the necessary proficiency to qualify for any license, certificates, or rating issued by any regulatory agency or government authority. To the fullest extent permitted by law, customer hereby waives any and all warranties or guarantees in connection with the services and facilities provided hereunder, express or implied warranty arising from course or performance, course of dealing or usage of trade, any implied warranty of fitness for any intended purpose, any implied warranty of merchantability and any obligations or liability of PANAM arising from tort, loss of use, revenue or profit, except to the extent caused by the gross negligence or willful misconduct of PANAM, its officers, directors, agents, employees and servant and further waives any claims for or rights to any incidental, special, consequential or punitive damages.

8. CUSTOMER INSTRUCTORS:

Any instructors Customer utilizes in connection with simulator Training shall be competent in the use and operation of the applicable simulator type. Customer shall be responsible for the conduct of its instructors and trainees and shall be responsible to PANAM for any damage which its instructors or trainees may negligently cause.

9. AVIATION AND TRANSPORTATION SECURITY ACT:

Customer acknowledges and agrees that PANAM’s obligation and abili ty to provide the services described in this Agreement to Customer shall at all times be subject to PANAM’s ability to comply with the provisions of the Aviation and Transportation Security Act, Public Law 107-71, together with any amendments or supplements thereto, or any other laws, ordinances, rules, regulations or guidelines which may be promulgated with respect thereto at any time during the term of this Agreement (collectively the “ATSA”), as the ATSA relates to Customer or to any of Customer’s employ ees or other individuals for which Customer will purchase flight Training services from PANAM under this Agreement. Customer further agrees that, to facilitate such compliance, Customer shall provide PANAM with any information that PANAM may request under the ATSA in a timely manner, and Customer hereby provides its written consent to PANAM’s submission of such information to such Governmental Authorities as may be required in connection with PANAM’s provision of the services described herein. For the purp oses of this agreement, “Governmental Authorities” means, without limitation, any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-Governmental Authorities.

10. FORCE MAJEURE:

Neither Customer nor PANAM shall be liable for its failure to perform hereunder due to contingencies beyond its reasonable control, and not associated with its negligence, including acts of God, fires, floods, electrical blackouts, wars, sabotage, accidents, governmental laws, ordinances, rules and regulations.

11. GENERAL PROVISIONS

11.1 Applicable Law: This Agreement is to be governed by, construed and enforced in accordance with the laws of the State of Florida.

11.2 Non-Waiver: No waiver of any of the provisions of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

11.3 Entire Agreement: This Agreement contains the entire agreement between the parties and there are no oral agreements with respect to the subject matter of this Agreement which are not fully expressed herein. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision. This Agreement can only be modified by writing signed by the duly authorized representatives of each party.

11.4 Notice: Any notice given pursuant to the provisions of this Agreement shall be in writing and shall be sent to the address shown on the first page of this Agreement. Notice shall be (a) delivered by hand, or (b) mailed by certified mail or registered mail, return receipt requested, postage prepaid, (c) delivered by a Baltialy recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier which delivers only upon signed receipt of the addressee, or (d) via facsimile provided a confirmation sheet of transmission is retained by sender. Any party hereto may, by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

11.5 Attorneys’ Fees and Costs of Litigation: In the event of any litigation between the parties to this Agreement relating to or arising out of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys’ fees and costs, including such fees and costs at trial and all appellate levels.

11.6 This Agreement shall not be assignable by either party without the express prior written consent of the other party.

11.7 This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties.

11.8 If any term or provision of this Agreement shall be deemed invalid or unenforceable, the remainder of this Agreement shall be valid and enforced to the fullest extent permitted by law.

11.9 The captions in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

11.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representative as of the date first written above.

Pan Am International Flight Academy, Inc.	Baltia Air Lines, Inc.
_____/signed/_____ By: Gregory Darrow Its: Senior Director of Sales	_____/signed/_____ By: Igor Dmitrowsky Its: President
Pan Am International Flight Academy 1771 Whitney Mesa Dr. Henderson, NV 89014 Phone: 702/ 990-4090 ext. 2 Cell: 702/ 336-0874 email: cdunn@PanAmAcademy.com	Baltia Air Lines Room 262.089, Terminal 4 John F. Kennedy Int’l Airport< Jamaica, New York 11430 Phone: 718/244.8880 email: Igor.Dmitrowsky@Baltia.com

EXHIBIT “A”
 Flight Training Services Agreement between
PAN AM and BALTIA AIR LINES
April 19, 2011

  Type of Training:Air crew Training

  Term:This Exhibit A shall become effective on the date written above and shall remain in full force and effect until April 19, 2012.

  Location:The Simulator and Training equipment shall be located at a PanAm operated facility (the “Facility”). Customer is responsible for the round-trip transportation, meals, lodging and miscellaneous expenses for its employees attending any Training at the Facility.

  Simulator Schedules:Sim schedules are set up in 4 hours blocks. Customer will be charged for the 4-hr block unless downtime is associated with maintenance.

  Rates: Baltia Air Lines B-747-200 Training Rates:

B 747-200 Full Flight Simulator	$ [***] usd/per hour
B 747-200 Fixed Based Simulator	$ [***] usd/per hour

Full Flight Sim Instructor	$ [***] usd/per hour
Fixed Based Sim Instructor	$ [***] usd/per hour
Classroom	$[***] usd/per hour
Ground School Instructor	$[***] usd/per hour
Pilot or FE Examiner	$ [***] usd/per hour
Qualified Seat Support	$[***] usd/per hour
Computer Based Training	$ [***] usd/per pilot
Training Materials	$ [***] usd/per pilot

VII. Customer Property:PANAM will not be liable or responsible for any student or

Customer property left on PANAM’s premises.

This Exhibit “A” has been executed by duly authorized representatives of both parties hereto on the date first written above.

Pan Am International Flight Academy, Inc.	Baltia Air Lines, Inc.
_____/signed/_____ By: Gregory Darrow Its: Senior Director of Sales	_____/signed/_____ By: Igor Dmitrowsky Its: President
Pan Am International Flight Academy	Baltia Air Lines

EXHIBIT “ B”
 Flight Training Services Agreement between
PAN AM and BALTIA AIR LINES
April 19, 2011

  Type of Training: Flight Attendant Training

  Term: This Exhibit B shall become effective on the date written above and shall remain in full force and effect until April 19, 2012.

  Location: The Simulator and FA Training equipment shall be located at a PanAm operated facility (the “Facility”). Customer is responsible for the round-trip transportation, meals, lodging and miscellaneous expenses for its employees attending any Training at the Facility.

  Simulator Schedules:Flight Attendant Equipment is purchased in 1/2 day blocks.

  Rates: Baltia Air Lines ’ B- 747-200 Flight Attendant Rates:

Flight Attendant Instructor	$[***] usd/Hr
Flight Attendant Classroom	$[***] usd/Hr

Wet & Dry Ditch Equipment, PBE & Pool	$ [***] per % day class
Aircraft Slide-wide body & Door Trainer	$ [***] per % day class

  Customer Property: PANAM will not be liable or responsible for any student or Customer property left on PANAM’s premises.

This Exhibit “B” has been executed by duly authorized representatives of both parties hereto on the date first written above.

Pan Am International Flight Academy, Inc.	Baltia Air Lines, Inc.
_____/signed/_____ By: Gregory Darrow Its: Senior Director of Sales	_____/signed/_____ By: Igor Dmitrowsky Its: President
Pan Am International Flight Academy 1771 Whitney Mesa Dr. Henderson, NV 89014 Phone: 702/ 990-4090 ext. 2 Cell: 702/ 336-0874 email: cdunn@PanAmAcademy.com	Baltia Air Lines Room 262.089, Terminal 4 John F. Kennedy Int’l Airport< Jamaica, New York 11430 Phone: 718/244.8880 email: Igor.Dmitrowsky@Baltia.com